SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): February 3, 2004



                       SOUTHERN PERU COPPER CORPORATION
            (Exact name of registrant as specified in its charter)


         Delaware               1-14066                 13-3849074
     ---------------          ------------         -------------------
     (State or other          (Commission          (IRS Employer
     jurisdiction of          File Number)         Identification No.)
     organization)






     2575 East Camelback Rd.
     Phoenix, AZ                                                    85016
     ------------------------                                    ----------
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (602) 977-6500

Item 5.  Other Events

     On February 3, 2004, Grupo Mexico, S.A. de C.V. ("GMEXICO"), the largest stockholder of the Company, presented a proposal regarding the possible sale to the Company of all the shares of GMEXICO's subsidiary, Minera Mexico, S.A. de C.V. ("MM"), representing 99% of MM outstanding shares, in return for the issuance to it of additional shares of the Company.

     The Company has formed a Special Committee of Disinterested Directors, comprised of members of its Board to evaluate whether the proposal is in the best interests of the stockholders of the Company. There can be no assurances as to whether any agreement will be reached with regard to such transaction.

     If consummated, the transaction would result in the Company having a single class of registered common stock listed on the New York Stock Exchange. This transaction would create a high quality mining asset, with the second largest copper reserves in the world and the largest copper reserves of any publicly traded company. The Company would also have significant zinc, silver, molybdenum and other mineral reserves. The new company would have a sound capital structure with solid financial ratios, and diversification in metals, countries and markets. In addition, significant synergies are expected due to the complementary nature of the assets and operations of the two companies.


                                     ****

     Forward-looking statements in this report and in other Company statements include statements regarding expected commencement dates of mining or metal production operations, projected quantities of future metal production, anticipated production rates, operating efficiencies, costs and expenditures as well as projected demand or supply for the Company's products. Actual results could differ materially depending upon factors including the availability of materials, equipment, required permits or approvals and financing, the occurrence of unusual weather or operating conditions, lower than expected ore grades, the failure of equipment or processes to operate in accordance with specifications, labor relations, environmental risks as well as political and economic risk associated with foreign operations. Results of operations are directly affected by metal prices on commodity exchanges, which can be volatile.



                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





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





                                       SOUTHERN PERU COPPER CORPORATION


                                       By:   /s/Armando Ortega
                                             -----------------------
                                       Its:  Vice President-Legal and
                                             Secretary







Date: February 3, 2004






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